Second Quarter 2012
Financial Results

Supplemental Slides



Omnicare

Forward-Look Statements

Certain of the statements made today and listed within the following presentation slides are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed in this presentation. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.

These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP). A detailed reconciliation of adjusted numbers to the most comparable GAAP numbers is posted under "Supplemental Financial Data" in the Investors section of our website at http://ir.omnicare.com. Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents

Omnicare

Second Quarter 2012 Highlights

- Gross profit 9.2% higher year-over-year to $367.3M on 230 bps margin increase
- Adjusted EBITDA[1][2] increased 16.4% year-over-year to $170.3M
- Adjusted Cash-Based EPS[1][2] of $0.83; 20.3% increase over $0.69 in 2Q11
- Long-Term Care Group second-quarter performance:
  - Net sales 6.7% lower vs. 2Q11; generic dispensing rate increased 440 bps year-over year (230 bps sequentially) to 82.4% (lowering net sales but increasing gross profit)
  - Adjusted operating income [1][2] increased 16.1% year-over-year to $150.8 M
- Specialty Care Group second-quarter performance:
  - Net sales increased 25.7% year-over-year to $330.1M
  - Adjusted operating income [1][2] increased 30.2% year-over-year to $31.9M
- Cash flows from continuing operations of $120.2M (including $50M DEA settlement) increased 19.7% sequentially and decreased 12.2% year-over-year
- $65.7 million returned to shareholders through share repurchases and dividends (54.7% of GAAP cash flows from operations)

1. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is also available on our Web site under 'Supplemental Financial Data' from the 'Investors' page
2. From continuing operations

Operating Metrics
Script Data

(In thousands, except %s)	Sequential 2Q 2012	Sequential 1Q 2012	Increase / (Decrease)	Prior Year 2Q 2011	Increase / (Decrease)
Long-Term Care Group Scripts:					
Generic scripts dispensed	20,528	20,361	0.8%	19,529	5.1%
Branded scripts dispensed	4,372	5,083	(14.0%)	5,506	(20.6%)
Over-the-counter scripts dispensed	3,492	3,602	(3.1%)	3,642	(4.1%)
Total LTC Group scripts	28,392	29,045	(2.2%)	28,677	(1.0%)
Specialty Care Group Scripts	1,738	1,737	0.1%	1,676	3.7%
Total scripts dispensed	30,131	30,782	(2.1%)	30,353	(0.7%)
Generic dispensing rate (1)	82.4%	80.1%	230 bps	78.0%	440 bps



Generic Dispensing Rate (1)
85%
80%
75%
70%
82.4%
73.2%
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12

- *LTC scripts were down year-over-year due primarily to lower average beds served; seasonably weaker sequentially*
- *Generic dispensing rate climbed 230 bps sequentially to 82.4% due primarily to further penetration of quetiapine (generic Seroquel), which launched in late March, and the introduction of clopidogrel (generic Plavix)*
- *SCG scripts increased 3.7% year-over-year*

1. Generic prescriptions dispensed as a percentage of Long-Term Care segment scripts excludes over-the-counter scripts

Omnicare

Operating Metrics
Long-Term Care Bed Data

(In thousands)	Sequential 2Q 2012	Sequential 1Q 2012	Increase / (Decrease)	Prior Year 2Q 2011	Increase / (Decrease)
Beds served:					
Beginning of period - LTC Beds	986	1,010	(24)	1,014	(28)
Net change in beds served	(9)	(24)	15	(11)	2
End of period - LTC Beds	977	986	(9)	1,003	(26)
Patient related beds [(1)]	924	932	(8)	934	(10)
Other beds [(2)]	53	53	(0)	69	(16)
End of period - LTC Beds	977	986	(9)	1,003	(26)

- *Annualized retention rate for patient related beds of 92.5% represented a 50 bps increase over 2Q11*
- *Service-related bed losses decreased 37.9% from the prior year*
- *No beds added by acquisition in the periods presented*

1. Includes skilled nursing facilities, assisted living facilities and development disabilities facilities
2. Includes other facilities such as correctional facilities, respiratory only beds and other beds

Omnicare

Gross Profit & Adjusted Operating Income (1)(2)

In millions, except per share data and %s	Sequential 2Q 2012	Sequential 1Q 2012	Increase / (Decrease)	Prior Year 2Q 2011	Increase / (Decrease)
Net sales	$ 1,536.0	$ 1,593.1	(3.6%)	$ 1,555.9	(1.3%)
Cost of sales	1,168.7	1,225.0	(4.6%)	1,219.5	(4.2%)
Gross profit	$ 367.3	$ 368.1	(0.2%)	$ 336.4	9.2%
Rate	23.91%	23.11%	80 bps	21.62%	229 bps
SG&A expenses	201.9	200.1	0.9%	192.5	4.9%
Provision for doubtful accounts	24.1	24.4	(1.2%)	24.4	(1.2%)
Adjusted operating income (2)(3)	141.4	143.5	(1.5%)	119.6	18.2%
Rate	9.21%	9.01%	20 bps	7.69%	152 bps

- *2Q12 gross profit increased 9.2% over 2Q11 on approximately 230 bps improvement in gross margin*
  - *Due principally to increased availability and utilization of generic drugs, drug price inflation, operating efficiencies and growth in the Specialty Care Group, all of which more than offset pricing and reimbursement reductions*
- *Adjusted operating income from continuing operations increased 18.2%; adjusted operating margin up 152 bps vs. 2Q11*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Does not include cash-based EPS adjustments

Omnicare

Adjusted Net Income & Cash-based EPS(1)(2)

In millions, except per share data and %s	Sequential 2Q 2012	Sequential 1Q 2012	Increase / (Decrease)	Prior Year 2Q 2011	Increase / (Decrease)
Adjusted operating income	$ 141.4	$ 143.5	(1.5%)	$ 119.6	18.2%
Adjusted interest expense, net of investment income	(25.6)	(24.5)	4.5%	(27.7)	(7.6%)
Adjusted income before income taxes	115.8	119.1	(2.8%)	91.8	26.1%
Income taxes	(44.8)	(45.6)	(1.8%)	(34.2)	31.0%
Adjusted income from continuing operations	71.1	73.4	(3.1%)	57.6	23.4%
Intangible asset amortization - after tax	6.6	6.6	0.0%	6.0	10.0%
Goodwill amortization - tax deduction	10.9	10.9	0.0%	12.7	-14.2%
Contingent convertible debenture interest - tax deduction	5.7	3.4	67.6%	3.0	90.0%
Adjusted cash earnings from continuing operations	94.2	94.3	(0.1%)	79.3	18.8%
Weighted average diluted shares outstanding	113.5	116.5	(2.6%)	114.7	(1.0%)
Adjusted cash earnings per diluted share from continuing operations	$ 0.83	$ 0.81	2.5%	$ 0.69	20.3%
Adjusted operating income	$ 141.4	$ 143.5	(1.5%)	$ 119.6	18.2%
Adjusted depreciation and amortization	28.9	26.2	10.3%	26.7	8.2%
Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations	170.3	169.7	0.4%	146.3	16.4%

- *Adjusted interest expense, net of investment income, decreased approximately 8.0% year-over-year due to debt repayment and recent capital restructuring initiatives*
- *Adjusted cash earnings per diluted share from continuing operations increased 20.3% over 2Q11 due primarily to increased generic utilization, improved operating efficiencies and growth of the Specialty Care Group*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Adjusted Operating Income by Segment (1)

In millions, except %s	Sequential: 2Q 2012	Sequential: 1Q 2012	Increase / (Decrease)	Prior Year: 2Q 2011	Increase / (Decrease)
Long-Term Care Group					
Net sales	$ 1,202.8	$ 1,296.3	(7.2%)	$ 1,289.4	(6.7%)
Adjusted operating income from continuing operations (2)	150.8	154.2	(2.2%)	129.9	16.1%
Rate	12.54%	11.90%	64 bps	10.07%	247 bps
In whole numbers					
Per script data:					
Net sales / script (3)	$ 42.4	$ 44.6	(4.9%)	$ 45.0	(5.8%)
Adjusted operating income / script (2)(3)	5.3	5.3	0.0%	4.5	17.8%
Specialty Care Group					
Net sales	$ 330.1	$ 293.3	12.5%	$ 262.7	25.7%
Adjusted operating income from continuing operations (2)	31.9	30.1	6.0%	24.5	30.2%
Rate	9.65%	10.26%	-61 bps	9.34%	31 bps

- *Long-Term Care Group adjusted operating income benefited from improved efficiencies, the benefit from new low-cost generics*
- *Specialty Care Group adjusted operating income driven by solid double-digit growth across all operating platforms*
- *Adjusted operating loss for Corporate/Other segment(3) in 2Q12 was $41.3M*



1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measure has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Includes all Long-Term Care Group scripts dispensed

Omnicare

Cash Flows (1)

In millions, except %s	Sequential 2Q 2012	Sequential 1Q 2012	Increase / (Decrease)	Prior Year 2Q 2011	Increase / (Decrease)
Net income	$ 18.7	$ 55.7	(66.4%)	$ (1.4)	1435.7%
Loss from discontinued operations	-	-	-	37.7	(100.0%)
Adjustments to reconcile net income to net cash flows from operating activities:					
Depreciation expense	12.4	12.1	2.5%	12.0	3.3%
Amortization expense	22.4	20.4	9.8%	20.8	7.7%
Debt redemption costs, net	35.1	-	-	-	-
Other operating activities	65.2	(29.9)	(318.1%)	17.5	272.6%
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses	(33.6)	42.1	(179.8%)	50.4	(166.7%)
Net cash flows from operating activities of continuing operations	120.2	100.4	19.7%	136.9	(12.2%)
Net cash flows from operating activities of discontinued operations	-	-	0.0%	-	0.0%
Net cash flows from operating activities	$ 120.2	$ 100.4	19.7%	$ 136.9	(12.2%)
Capital expenditures	26.2	20.2	29.7%	9.7	170.1%
Dividends paid	7.7	7.8	(1.3%)	4.5	71.1%
Free cash flow from continuing operations (2)	$ 86.3	$ 72.4	19.2%	$ 122.7	(29.7%)

- *Year-over-year cash flows decreased primarily as a result of the $50M DEA settlement payment made in 2Q12, $23.3 million refund for federal tax overpayments in 2Q11.*
- *Capital expenditures continued at elevated levels due to investments in the development of a new Oracle-based ERP platform and other technology and automation initiatives.*



1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Free cash flow from continuing operations does not fully reflect the ability to freely deploy cash as it does not reflect required payments on indebtedness and other obligations

Cash Deployment

In millions, except %s	2Q 2012	1Q 2012	Increase / (Decrease)	2Q 2011	Increase / (Decrease)
Net cash flows from operating activities of continuing operations (reported)	$ 120.2	$ 100.4	19.7%	$ 136.9	(12.2%)
Capital expenditures	26.2	20.2	29.7%	9.7	170.1%
Acquisitions	-	0.6	(100.0%)	10.0	(100.0%)
Net debt and long term borrowings repayment [1]	30.7	6.6	365.2%	50.6	(39.3%)
Capital returned:					
Dividends paid	$ 7.7	$ 7.8	(1.3%)	$ 4.5	71.1%
Share repurchases	58.0	22.3	160.1%	41.3	40.4%
Total capital returned	65.7	30.1	118.3%	45.8	43.4%
% of net cash flows from operating activities of continuing operations	*54.7%*	*30.0%*	*2,468 bps*	*33.5%*	*2,121 bps*



Capital Returned to Shareholders (2)
(In millions, except %s)
$100
$75
$50
$25
$-
4.0%
3.0%
2.0%
1.0%
0.0%
1Q 2012
2Q 2012
YTD Dividends Paid
YTD Share Repurchases
% Returned

- *Repurchased an additional 1.8 million shares ($58.0 million) during 2Q12 (in addition to 0.7 million shares repurchased in 1Q12 and 9.2 million shares in 2011 and 2010)*
- *54.7% of cash flow from operations returned to shareholders (38.6% if excluding DEA settlement payment)*
- *$178.6 million of authorization remaining under current share repurchase program as of June 30, 2012*

1. In 2Q12, Omnicare repurchased $25M in 3.25% convertible senior debentures, due 2035. In 2Q11, Omnicare repurchased $50M in 6.125% Sr. Sub. Notes due 2013.
2. Cumulative % Returned = (Dividends Paid + Share Repurchases) / 6/30/12 Market Capitalization of $3,483.7 million

Omnicare

Capital Structure


Major Debt Maturity Schedule(1)
(in $ millions)
$1,800
$1,500
$1,200
$900
$600
$300
$0
2010
2015
2020
2025
2030
2035
2040
As of 9/30/10
As of 6/30/12

Maturities have been spread out to limit refinancing risk

1. Assumes convertible debentures due 2035 are put to the Company in 2015 with related tax recapture included. Debt amounts shown are exclusive of unamortized debt discount.

Omnicare

2012 Guidance

	Previous Guidance (1)	Current Guidance (2)
• Revenue	$6.1B to $6.2B	$6.1B to $6.2B
• Adjusted cash earnings per diluted share(3)	$3.10 to $3.20	$3.22 to $3.28
• Cash flow from operations(4)	$400M to $500M	$425M to $525M

Increased guidance reflects strong first half of 2012



1. Guidance provided on April 26, 2012.
2. Guidance provided on July 25, 2012.
3. Excludes special items. A description of special items has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
4. Excludes settlement payments

Omnicare

Longer-Term Targets [1]

	Target
• Adjusted cash earnings per diluted share from continuing operations	High single-digit CAGR for the two years ending 2013
• Cash flow from operations	$400-$500 million annually
• Capital returned to shareholders	Approximately 25% per year[2]
• Capital structure	Continued debt reduction, management of maturity schedules

1. Not intended to represent expectations for any given year.
2. Subject to availability, Board approval of share repurchases and/or dividends. The number could vary by year based on available acquisitions and capital expenditure plans.

Omnicare

Appendix


Omnicare

Working Capital Management
Five Quarter Trend



40
30
20
10
0
75
69
63
57
51
26.7
27.5
32.2
26.3
27.3
58.6
56.8
55.0
56.7
55.2
2Q11
3Q11
4Q11
1Q12
2Q12
Days of Inventory On Hand (DOH)
Days Sales Outstanding (DSO)

Updated methodology for calculating inventory DOH and DSO to be more consistent with industry peers

Selected Branded Drug Patent Expirations[(1),(2)]

2Q 2012	3Q-4Q 2012	FY 2013
Lescol IR	Actos	Aciphex
Lovenox Vials	Comtan	Asacol
Plavix	Detrol IR	Cymbalta
Provigil	Diovan IR	Fragmin
Requip XR	Diovan HCT	Lidoderm
Stalevo	Fosrenol	Lunesta
Vancocin Caps	Mucinex	Niaspan
Viramune	Revatio	Oxycontin
	Singulair	Renagel
	Xopenex	Travatan
	Ziagen	Tricor

1. All generic launches are subject to change due to litigation or pediatric exclusivity
2. Drugs already launched shown in gray and italics

Second Quarter 2012
Financial Results

Supplemental Slides



Omnicare